                                                                   EXHIBIT 10.12


                               PURCHASE AGREEMENT
                           BETWEEN GLOBAL AND LABARGE

         This Purchase Agreement dated July 22, 1998, is entered into by and between GLOBAL RESEARCH SYSTEMS, INC., a Georgia corporation, 886 Horseleg Creek Road, SW, Rome, Georgia 30165 (hereinafter "GLOBAL") and LABARGE, INC., a Delaware corporation, 9900A Clayton Road, St. Louis, Missouri 63124 (hereinafter "LABARGE").

         WHEREAS, GLOBAL desires to sell to LABARGE and LABARGE desires to purchase from GLOBAL certain capital assets, properties, and rights related to an advance notification system for notifying users in advance of the impending arrival of a transportation vehicle at a particular location subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

1. DEFINITIONS: The following terms, whether in all caps or not, shall have the following meanings as used herein:

         a. ADVANCE NOTIFICATION SYSTEM: System having both vehicle tracking and messaging in the form of notifying users in advance of the impending arrival of vehicles being tracked at particular locations but shall exclude any system involving only one of the subsystems of vehicle tracking or messaging used other than in conjunction with one another.

         b. AFFILIATE: With respect to any party, any company, persons or entities who control, directly or indirectly, more than fifty percent (50%) of the voting capital or share participation of such party (a party's "parent company") and any company, firm or other entity more than fifty percent (50%) of whose issued and voting capital or share participation is owned or controlled, directly or indirectly, by said party or its parent company, but only for so long as said ownership or control shall continue.

         c. AFTER ACQUIRED INTELLECTUAL PROPERTY: All Patents, Trademark and Copyrights limited to the Field and the Territory relating to After Acquired Technology.

         d. AFTER ACQUIRED TECHNOLOGY: All improvements, enhancements, modifications, extensions and other developments to the Technology limited to the Field and the Territory hereafter owned, licensed, developed, or acquired during the term of the Technology Agreement.

         e. ASSIGNMENT AGREEMENTS: Those certain Assignments of even date herewith (as same may be amended or supplemented from time to time) made by LABARGE and by GLOBAL as assignors and transferors to the HOLDING VENTURE as assignee and transferee.

         f. COPYRIGHTS: All registered and unregistered copyrights, including but not limited to all copyrights in and to computer software source code and object code, relating to the ADVANCE NOTIFICATION SYSTEM limited to the Field and the Territory now or hereafter owned, licensed, developed or acquired during the term of the Technology Agreement.

         g. DEFERRAL PERCENTAGE: That percentage determined as one (1) minus the then current highest combined marginal federal and State of Georgia income tax rate imposed upon a taxpayer (whether corporate or an individual).

         h. FIELD: The tracking through the use of an Advance Notification System of the transportation of humans via motor vehicle roadways, including, for example but not limited to, transportation of humans via bus, automobile, van, taxi, etc., and excluding, for example but not limited to, transportation of humans via train, plane, boat, etc. Furthermore, FIELD shall not include the tracking of the transportation of goods, products, freight, objects, or other nonhuman things by any vehicle or transportation means whatsoever.

         i. FORCE MAJEURE: The inability to accomplish an action when attributable to fires, strikes, riots, explosions, power blackouts, wars, labor disputes, government requirements, civil or military authorities, acts of God or the public enemy, outside vendors or transportation facilities, acts or omissions of carriers or other causes beyond the control of the parties, whether or not similar to the foregoing conditions. Upon the occurrence of a FORCE MAJEURE circumstance, the party to the occurrence will immediately notify and advise the other party in writing.

         j. HIGHWAYMASTER PATENTS: U.S. Patent Nos. 5771455, 5539810, 5544225, 5519621, 5579376, 5652707, 5694322, and 5699275.

         k. HOLDING VENTURE: Buscall Properties, LLC, a Georgia limited liability company, the operations of which are governed by the HOLDING VENTURE OPERATING AGREEMENT.

         l. HOLDING VENTURE OPERATING AGREEMENT: That certain Operating Agreement of even date herewith as may be amended from time to time between GLOBAL and LABARGE, governing HOLDING VENTURE.

         m. INTELLECTUAL PROPERTY: All rights and interests in the PATENTS, COPYRIGHTS and TRADEMARKS, limited to the FIELD and the TERRITORY, including AFTER ACQUIRED INTELLECTUAL PROPERTY.

         n. LICENSE OR LICENSE AGREEMENT: That certain Exclusive License agreement of even date herewith between HOLDING VENTURE and OPERATING VENTURE as may be amended from time to time granting OPERATING VENTURE a license in the INTELLECTUAL PROPERTY and other TECHNOLOGY pursuant to the terms and conditions set forth therein. Such license is limited to the FIELD and to the TERRITORY.

         o. MANUFACTURING AGREEMENT: That certain Manufacturing Agreement of even date herewith between LABARGE and the OPERATING VENTURE (as the same may be amended from time to time).

         p. MIDWEST WIRELESS AGREEMENT: That certain Midwest Wireless Agreement of even date herewith between GLOBAL and Midwest Wireless Communications, LLC, dated April 6, 1998.

         q. OPERATING VENTURE: NotiCom International, LLC, a Georgia limited liability company.

         r. OPERATING VENTURE OPERATING AGREEMENT: That certain Operating Agreement of even date herewith between GLOBAL and LABARGE governing the OPERATING VENTURE, as the same may be amended from time to time.

         s. PATENTS: All rights and interests in patents and patent applications relating to the ADVANCE NOTIFICATION SYSTEM limited to the Field and the Territory now or hereafter owned, licensed, developed or acquired during the term of the TECHNOLOGY AGREEMENT. "Patents" shall include all issued patents and applications, including but not limited to, provisionals, divisions, continuations, and continuations-in-part, in any country of the world or filed with a multi-country regional patent office, for example but not limited to, the European Patent Office (EPO) or a designated office of the Patent Cooperation Treaty (PCT). "Patents" shall specifically include the patents and patent applications set forth as follows:


                      Title of Invention                              Patent Number/Serial Number and Filing Date

A.        Advance Notification System And Method Utilizing A     U.S. Serial No. 08/852,119
          Distinctive Telephone Ring                             Filed: May 9, 1995 (Abandoned)

B.        Advance Notification System And Method Utilizing a     U.S. Serial No. 08/762,052
          Distinctive Telephone Ring                             Filed: December 9, 1996

C.        Advance Notification Systems and Methods Utilizing A   U.S. Serial No. 08/852,119
          Computer Network                                       Filed: May 6, 1997

D.        System and Method For Enciphering And Communicating    To Be Finalized and Filed In U.S. Patent and
          Vehicle Tracking Information                           Trademark Office

E.        System and Method For Activation Of An Advance         To Be Finalized and Filed In U.S. Patent and
          Notification System For Monitoring And Reporting       Trademark Office
          Status Of Vehicle Travel

F.        System And Method For An Advance Notification System   To Be Finalized and Filed In U.S. Patent and
          For Monitoring And Reporting Status Of Vehicle Travel  Trademark Office

G.        Advance Notification System And Method                 Patent No. 5,400,020
                                                                 Issued: March 21, 1995

H.        Advance Notification System And Method Utilizing       Patent No. 5,657,010
          Vehicle Progress Report Generator                      Issued: August 12, 1997

I.        Advance Notification System And Method Utilizing       Patent No. 5,668,543
          Passenger Calling Report Generator                     Issued: September 15, 1997

J.        Advance Notification System And Method Utilizing       Patent No. 5,623,543
          Passenger-Definable Notification Time Period           Issued: April 22, 1997

K.        Advance Notification System For Use With Vehicular     PCT Application No.: PCT/US96/15983
          Transportation                                         Filed: October 3, 1996

L.        Advance Notification Systems And Methods Utilizing A   PCT Application No.: PCT/US98/04540
          Computer Network                                       Filed: March 9, 1998

         t. PRODUCTS: Those devices, systems, or apparatus to implement or practice the TECHNOLOGY in the FIELD in the TERRITORY, for example but not limited to, a vehicle control unit as defined in any of said issued patents.

         u. PURCHASE AGREEMENT: This Agreement as the same may be amended from time to time.

         v. SUCCESSOR IN INTEREST: Any other person or entity succeeding to the possession or ownership of any material portion of the HOLDING VENTURE'S assets or business operations.

         w. TECHNICAL INFORMATION: All know-how, trade secrets, data, manufacturing techniques, proprietary information, business data and plans relating to the ADVANCE NOTIFICATION SYSTEM limited to the Field and the Territory now or hereafter owned, licensed, developed or acquired during the term of the TECHNOLOGY AGREEMENT.

         x. TECHNOLOGY: Collectively, the COPYRIGHTS, PATENTS, TECHNICAL INFORMATION, TRADEMARKS and all other tangible and intangible rights and property relating to the ADVANCE NOTIFICATION SYSTEM limited to the Field and the Territory now or hereafter owned, licensed, developed or acquired during the term of the TECHNOLOGY AGREEMENT, including AFTER ACQUIRED TECHNOLOGY.

         y. TECHNOLOGY AGREEMENT: That certain Technology Agreement of even date herewith as the same may be amended from time to time between LABARGE, GLOBAL, the OPERATING VENTURE and the HOLDING VENTURE.

         z. TERRITORY: United States and Canada.

         aa.TRADEMARKS: (i) The trademark BUS-CALL, which trademark has been registered in the United States Patent and Trademark Office as registration number 1,870,806; (ii) the trademark BUSCALL for which an application has been filed February 24, 1998, having serial number 75\442993; (iii) all variations and designs encompassing such trademarks limited to the Field and the Territory;
(iv) all related trade names limited to the Field and the Territory; and (v) all other trademarks and trade names relating to the ADVANCE NOTIFICATION SYSTEM limited to the Field and the Territory now or hereafter owned, licensed, developed or acquired during the term of the TECHNOLOGY AGREEMENT.

2. SALE OF ASSETS: Subject to the terms and conditions hereunder and the TECHNOLOGY AGREEMENT, GLOBAL does hereby assign, sell, transfer, grant and convey unto LABARGE, and LABARGE's successors and assigns, a fifty percent (50 %) undivided interest in and to all rights, title and interest owned and held by GLOBAL in and to the INTELLECTUAL PROPERTY, existing at present and agrees to assign unto LABARGE and LABARGE's successors and assigns, a fifty percent (50%) undivided interest in and to all rights, title and interest owned and held by Global in the AFTER ACQUIRED INTELLECTUAL PROPERTY. Subject to the terms and conditions hereunder and the TECHNOLOGY AGREEMENT, for and in consideration of GLOBAL'S transfer and conveyance of such rights to LABARGE hereunder, LABARGE hereby agrees, subject to the terms and conditions contained herein, to assign, sell, transfer, grant and convey unto GLOBAL and GLOBAL's successors and assigns, a fifty percent (50 %) undivided interest in and to all rights, title and interest owned and held by LABARGE in the AFTER ACQUIRED INTELLECTUAL PROPERTY of LABARGE. Each party agrees to execute all such instruments, agreements, conveyance documents or other items as the any other party hereto reasonably requests in order to fulfill the purposes hereof including the transfer and conveyance of any future rights acquired, obtained or developed in the INTELLECTUAL PROPERTY, including AFTER ACQUIRED INTELLECTUAL PROPERTY. All parties acknowledge and agree that the provisions of this Section 2 shall not apply to any party's receipt of any INTELLECTUAL PROPERTY or AFTER ACQUIRED INTELLECTUAL PROPERTY by reason of the dissolution of or the distribution thereof by the HOLDING VENTURE or the OPERATING VENTURE.

3. CONSIDERATION FOR ACQUIRED ASSETS: As consideration for GLOBAL'S transfer and assignment to LABARGE of those rights in and to the INTELLECTUAL PROPERTY of GLOBAL as specified hereunder, LABARGE shall pay to GLOBAL the following amounts upon the following terms and conditions:

         a. Simultaneously with the execution of this Agreement by LABARGE, LABARGE shall pay to GLOBAL cash in the amount of One Million Six Hundred Eighty-Six Thousand Dollars ($1,686,000) in immediately available funds by wire transfer to such account as GLOBAL shall designate.

         b. In addition to that payment required under Section 3.a. above and as additional consideration and purchase price paid by LABARGE for GLOBAL'S transfer and conveyance of the aforesaid interest in and to the INTELLECTUAL PROPERTY of GLOBAL to the extent specified herein, LABARGE shall pay the following amounts to GLOBAL upon the following terms and conditions:

            (i) Attached hereto as Exhibit "A" and made a part hereof are GLOBAL'S projections relating to the combined results of operations of the HOLDING VENTURE and the OPERATING VENTURE.

            (ii) For purposes of the following calculations, the following terms shall have the following meanings:

                 A. "EBT" means the combined earnings before taxes of both the HOLDING VENTURE and the OPERATING VENTURE calculated in accordance with U.S. generally acceptable accounting principles using normal industry practices by the independent accountants then performing services for the HOLDING VENTURE and the OPERATING VENTURE; provided that in the event of the dissolution of either the HOLDING VENTURE or the OPERATING VENTURE or the distribution by either the HOLDING VENTURE or the OPERATING VENTURE of any of its respective assets consisting of or relating to the INTELLECTUAL PROPERTY or the AFTER ACQUIRED INTELLECTUAL PROPERTY, EBT shall mean all such earnings before taxes of the recipient of such assets (as well as such recipient's SUCCESSOR IN INTEREST) as derived from or attributable to such assets.

                 B. "Cumulative EBT" means the aggregate EBT from July 1, 1998 through the date as of which such calculation is being made.

                 C. "Projected EBT" means GLOBAL'S projected EBT as set forth on Exhibit "A".

            (iii) If the Cumulative EBT as of any Payment Calculation Date
(the middle column below) is 75% or greater of Projected EBT as of such Payment Calculation Date, LABARGE will pay GLOBAL as additional purchase price hereunder cash in the amount set forth in the corresponding "Amount" column below on the corresponding "Due Date" set forth below:



         Amount           Payment Calculation Date           Due Date

       $2,790,000                12/31/99                    03/30/00
        2,790,000                06/30/00                    08/14/00
        2,790,000                12/31/00                    03/31/01
        2,790,000                06/30/01                    08/14/01
        2,790,000                12/31/01                    03/31/02
        1,395,000                06/30/02                    08/14/02
        1,395,000                12/31/02                    03/31/03


            (iv) If the Cumulative EBT through a Payment Calculation Date set forth below is 50% or greater but less than 75% of the Projected EBT for such period, LABARGE will pay GLOBAL cash in the amount set forth in the corresponding "Amount" column below on the corresponding "Due Date" set forth below:


         Amount           Payment Calculation Date           Due Date

       $1,395,000                12/31/99                    03/30/00
        1,395,000                06/30/00                    08/14/00
        1,395,000                12/31/00                    03/31/01
        1,395,000                06/30/01                    08/14/01
        1,395,000                12/31/01                    03/31/02
          697,500                06/30/02                    08/14/02
          697,500                12/31/02                    03/31/03

            (v) If the Cumulative EBT through a Payment Calculation Date (middle column below) exceeds the Projected EBT through such Payment Calculation Date by 25% or more, LABARGE shall pay to GLOBAL, as additional purchase price and in addition to amounts payable by LABARGE pursuant to Sections 3.b.(iii) or 3.b.(iv) above, cash in the amount set forth in the corresponding "Amount" column below on the corresponding "Due Date" set forth below:


         Amount           Payment Calculation Date           Due Date

       $  930,000                12/31/99                    03/30/00
        1,860,000                12/31/00                    03/31/01
        1,860,000                12/31/01                    03/31/02
        1,860,000                12/31/02                    03/31/03


            (vi) If on any Payment Calculation Date, Cumulative EBT is less than the required percentage of Projected EBT, the Amount with respect to such Payment Calculation Date shall not be paid, even if in subsequent periods the deficit is made up.

            (vii) The parties agree that in the event LABARGE takes any income tax reporting position (whether with any federal, state, local or any other taxing authority) that any payments made by LABARGE to GLOBAL hereunder are other than capital expenditures being required to be capitalized and depreciated over the useful life of the INTELLECTUAL PROPERTY conveyed hereunder, then all payments set forth in any of the foregoing Amount columns shall be increased by 7.527% of the amount otherwise set forth in such column.

            (viii) All parties hereto agree that the Projected EBT is not a guarantee or warranty of GLOBAL of actual EBT or profitability and GLOBAL shall have no liability to LABARGE, the HOLDING VENTURE, the OPERATING VENTURE, or any other person or entity if Projected EBT is not achieved.

            (ix) In the event Projected EBT is not achieved on account or as a result of either (a) LABARGE's default under the terms of the MANUFACTURING AGREEMENT, as determined thereunder, or (b) the delay of LABARGE'S performance of its obligations under the MANUFACTURING AGREEMENT by reason of the occurrence of any event constituting "Force Majeure" (as defined and determined under the MANUFACTURING AGREEMENT), then, in such event, the periods or dates provided for any calculations and payments required pursuant to this Section 3.b. shall be tolled until either such default is cured by LABARGE or the expiration of any tolling period provided under the MANUFACTURING AGREEMENT with respect to any Force Majeure, whichever is applicable.

            (x) In the event any Projected EBT as of any date or for any period not be achieved by reason of the occurrence of any event of FORCE MAJEURE (as defined under this Agreement) affecting any one or more of the HOLDING VENTURE, the OPERATING VENTURE, then, in such event, the periods or dates provided for any calculations and payments pursuant to this paragraph 3.b shall be tolled until such event of FORCE MAJEURE no longer exists; provided (i) any tolling shall only apply if the HOLDING VENTURE or the OPERATING VENTURE reasonably substantiates that the FORCE MAJEURE was the substantiating cause of nonachievement of any Projected EBT; (ii) no single tolling shall exist for more than three months; (iii) the HOLDING VENTURE or the OPERATING VENTURE must notify LABARGE of any claim of tolling within thirty (30) days of the beginning occurrence claimed to be a FORCE MAJEURE; (iv) no tolling shall occur on a claim of FORCE MAJEURE relating to a potential or prospective customer but shall only apply (if to a customer) in relation to actual purchase orders; and (v) all tolling shall not exceed in the aggregate more than six (6) months.

            (xi) Any dispute between GLOBAL and LABARGE with respect to the determination of EBT which cannot be resolved by them within thirty (30) days after the receipt by them of EBT from the independent accountants (the "Venture Accountants") performing services for the HOLDING VENTURE and the OPERATING VENTURE, such dispute will be submitted by the Venture Accountants to a nationally recognized independent accounting firm for determination which determination shall be final, binding and conclusive upon all parties.

            (xii) As of any Due Date set forth above, in the event LABARGE does not received cumulative cash distributions (determined on a combined basis) from the OPERATING VENTURE and the HOLDING VENTURE equal or greater than the cumulative payments due from LABARGE to GLOBAL under Section 3.b. as of such Due Date, then LABARGE may, at its option, elect to further defer a portion not greater than the DEFERRAL PERCENTAGE of the payment then due and owing from LABARGE to GLOBAL on such Due Date hereunder provided that in no event shall the payment so deferred be deferred for longer than two (2) years from and after the Due Date thereof and all payments so deferred shall bear interest at the rate of two percent (2%) above the base rate (prime rate) then charged by the primary financial institution utilized by the OPERATING VENTURE from the original Due Date thereof until the date such amount is actually paid with all such interest being paid by LABARGE to GLOBAL not less frequently than quarterly.

4. ASSIGNMENT TO HOLDING VENTURE. GLOBAL AND LABARGE each agrees to transfer and assign to the HOLDING VENTURE its respective fifty percent (50%) interest in the INTELLECTUAL PROPERTY pursuant to valid assignments substantially in the form of the Assignment Agreement. Except as otherwise mutually agreed to, during the term of this Agreement, GLOBAL and LABARGE each agree to promptly transfer and assign to the HOLDING VENTURE all AFTER ACQUIRED INTELLECTUAL PROPERTY owned or held by such party pursuant to a valid assignment substantially in the form of the Assignment Agreements.

5. TERM. The term of this Agreement shall commence upon the date hereof and shall continue indefinitely until terminated upon the earlier of (i) the termination of the TECHNOLOGY AGREEMENT or (ii) such time as GLOBAL or LABARGE ceases to be a party to the TECHNOLOGY AGREEMENT. All obligations of LABARGE to make any payments to GLOBAL under Section 3.b. of this Agreement shall survive the Termination of this Agreement only in the event LABARGE acquires or otherwise succeeds to the interest of GLOBAL in the HOLDING VENTURE or OPERATING VENTURE or acquires or otherwise succeeds to the operations of the HOLDING VENTURE or the OPERATING VENTURE.

6.       WARRANTIES:

         a. WARRANTIES BY GLOBAL: GLOBAL expressly warrants and represents to LABARGE that:

            (i) GLOBAL is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to do business under the laws of any jurisdiction in which it has any activities related to the INTELLECTUAL PROPERTY of GLOBAL and under the laws of which it is required to obtain qualification under the laws of such states; and has the power, right and authority to enter into and perform its obligations under this Agreement;

            (ii) GLOBAL has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

            (iii) this Agreement when duly signed by GLOBAL and LABARGE will be a binding obligation of GLOBAL, enforceable in all respects as against GLOBAL;

            (iv) GLOBAL is the owner of the INTELLECTUAL PROPERTY of GLOBAL, including all common law, statutory and other rights therein, free and clear of any rights, claims or licenses of others (other than trademark rights, if any, of unrecorded trademark owners; provided, however, that GLOBAL is not aware of any such rights) and except for the MIDWEST WIRELESS AGREEMENT);

            (v) GLOBAL has not entered into any agreements or contracts authorizing others to use the INTELLECTUAL PROPERTY of GLOBAL except for the MIDWEST WIRELESS AGREEMENT;

            (vi) to the best of GLOBAL's knowledge, no person or entity is infringing or has threatened to infringe any of the INTELLECTUAL PROPERTY of GLOBAL;

            (vii) GLOBAL has not requested any person or entity to cease or modify any activity or product or to take out a license for such activity or product by reason of past, present or prospective infringement of any INTELLECTUAL PROPERTY of GLOBAL;

            (viii) to the best of GLOBAL's knowledge, the existing patents included in the Patents are valid and enforceable;

            (ix) to the best of GLOBAL's knowledge, the manufacture, use, and sale of PRODUCTS bearing the TRADEMARKS of GLOBAL in the FIELD in the TERRITORY by the OPERATING VENTURE as contemplated by the parties will not constitute infringement of any third party's marks, patent rights or copyrights or otherwise constitute unfair competition or trade secret infringement; provided however no representations and warranties are made herein with respect to the HIGHWAYMASTER PATENTS.

            (x) there is no pending or threatened litigation related in any way to the validity, use or enforceability of any of the INTELLECTUAL PROPERTY of GLOBAL;

            (xi) all of the right, title and interest in and to the INTELLECTUAL PROPERTY of GLOBAL acquired by LABARGE under this Agreement are free and clear of all liens, encumbrances or other claims of creditors of GLOBAL; and

            (xii) no AFFILIATE of GLOBAL owns or possesses any TECHNOLOGY of GLOBAL or rights with respect thereto or any tangible or intangible property or rights which would be TECHNOLOGY if owned or possessed by GLOBAL.

         b. WARRANTIES BY LABARGE: LABARGE represents and warrants to GLOBAL as follows:

            (i) LABARGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, right and authority to enter into and perform its obligations under this Agreement;

            (ii) LABARGE has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement; and

            (iii) this Agreement when duly signed by GLOBAL and LABARGE will be a binding obligation of LABARGE, enforceable in all respects as against LABARGE.

7.       GENERAL TERMS AND CONDITIONS.

         7.1 Entire Agreement. This Agreement together with the HOLDING VENTURE OPERATING AGREEMENT, OPERATING VENTURE OPERATING AGREEMENT, ASSIGNMENT AGREEMENTS, MANUFACTURING AGREEMENT, LICENSE, and TECHNOLOGY AGREEMENT constitutes the entire agreement between the parties and supersedes any prior understanding or agreement among them respecting the subject matter hereof or thereof.

         7.2 Application of Georgia Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Georgia.

         7.3 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and the neuter genders and vice versa.

         7.4 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

         7.5 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

         7.6 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right not to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         7.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

         7.8 Assignment. GLOBAL and LABARGE may each assign their respective interests under this Agreement to any permitted assignee of its respective interest under the OPERATING VENTURE OPERATING AGREEMENT.

         7.9 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

         7.10 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of any party hereto. This Agreement is entered into among the parties for the exclusive benefit of the parties and their successors and assignees. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement.

         7.11 Counterparts; Copies. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. One or more copies of this Agreement may be executed but it shall not be necessary, in making proof of the existence of this Agreement, to provide more than one original copy.

         7.12 Amendments. Any amendment to this Agreement shall be made in writing and signed by all parties.

         7.13 Notices. Whenever this Agreement requires notice to be given to any party, the notice may be given by mail, in person by courier delivery, or by overnight delivery. All notices required hereunder shall be addressed and sent to the party at the address set forth on page one of this Agreement. Any such written notice shall for all purposes of this Agreement be deemed as being delivered hereunder (i) if mailed, three (3) days after being deposited with the United States Postal Service, postage prepaid and designated as certified with return receipt requested, and properly addressed to the addressee, (ii) if sent via overnight delivery, one (1) day after being deposited with a nationally recognized next day delivery service with all delivery fees prepaid or (iii) if personally delivered, when so delivered. Any party may change the address located within the United States at which such party is to receive notice hereunder by delivery of notice of such change of address to the other parties in accordance with this Section 7.13. Any party's failure or refusal to accept any notice or the inability to deliver notice to any address last reflected on the books and records of the Company shall constitute delivery of such notice to the party to whom addressed.

         7.14 Affiliates. The covenants, agreements, and licenses of and granted to each party hereunder shall also be covenants, agreements, and licenses of and to such party's Affiliates. Each party hereunder shall be responsible for compliance of its Affiliates with the covenants and agreements under this Agreement.

         7.15 Further Assurances. The parties agree to fully cooperate and execute any documents to effectuate or perfect the transactions and matters set forth herein.

         7.16 Time of the Essence. Time is of the essence with respect to the performance of each party's obligations hereunder.


         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.


GLOBAL RESEARCH SYSTEMS, INC.              LABARGE, INC.


By:/s/ M. Kelly Jones                      By:/s/ Craig E. LaBarge
   -----------------------------              ------------------------
   M. Kelly Jones, President                  Craig E. LaBarge, President


Attest:/s/ Gena Payne
       -------------------------
       Gena Payne, Secretary


(CORPORATE SEAL)

                                   EXHIBIT "A"

                              GLOBAL'S PROJECTIONS


         DATE                     PERIOD EBT               CUMULATIVE EBT

         12/31/99                 $12,878,275              $12,878,275
         06/30/00                  12,745,420               25,623,695
         12/31/00                  19,118,130               44,741,825
         06/30/01                  22,158,730               66,900,555
         12/31/01                  33,238,095              100,138,650
         06/30/02                  27,716,230              127,854,880
         12/31/02                  41,574,345              169,429,225